As filed with the Securities and Exchange Commission on June 22, 1999
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                               HS RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
                             -----------------------

              DELAWARE                                     94-3036864
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification Number)

                               ONE MARITIME PLAZA
                                   15TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 433-5795
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      HS RESOURCES, INC. EMPLOYEE INVESTMENT 401(K) AND PROFIT SHARING PLAN
                              (Full title of plan)
                             -----------------------

                                                     With a copy to:
       JAMES M. PICCONE, ESQ.                  RONALD R. LEVINE, II, ESQ.
           GENERAL COUNSEL                     DAVIS, GRAHAM & STUBBS LLP
      1999 BROADWAY, SUITE 3600            370 SEVENTEENTH STREET, SUITE 4700
       DENVER, COLORADO 80202                    DENVER, COLORADO  80202
           (303) 296-3600                            (303) 892 -9400
(Name, address, including zip code,
  and telephone number, including
  area code, of agent for service)
                             -----------------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================================
                                             Proposed         Proposed
                                 Amount      maximum          maximum
 Title of each class of          to be     offering price     aggregate          Amount of
securities to be registered    registered   per share(1)   offering price(1)  registration fee
-----------------------------------------------------------------------------------------------
Common Stock
 ($.001 par value)(2).......   500,000        $13.3125        $6,656,250          $1,851
Interests in the                 shares
  HS Resources, Inc.
  Employee Investment 401(k)
  and Profit Sharing Plan...   (3) (4)         (4)             (4)
===============================================================================================

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h), based upon the closing price of the Company's Common Stock on June 17, 1999 as quoted on The New York Stock Exchange.

(2) Each share of Common Stock includes and is traded with one Series A Junior Preferred Stock Purchase Right which becomes exercisable only in the event, subject to certain exceptions, an acquiring party accumulates 15% or more of the Company's voting stock, or if a third party announces an offer to acquire 30% or more of the Company's voting stock.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the HS Resources, Inc. Employee Investment 401(k) and Profit Sharing Plan.

(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.

                                EXPLANATORY NOTE

    This Registration Statement covers the registration of 500,000 additional shares of Common Stock of HS Resources, Inc., a Delaware corporation (the "Company"), issuable pursuant to the Company's Employee Investment 401(k) and Profit Sharing Plan. The Company's Employee Investment 401(k) Plan and the Company's Profit Sharing Plan formerly constituted separate plans but were combined into one plan on August 1, 1998 with separate 401(k) and profit sharing components. The contents of the Registration Statement on Form S-8 filed by the Company on May 5, 1995 (file no. 33-91934) relating to the Company's Employee Investment 401(k) Plan and the Company's Profit Sharing Plan are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            The following documents filed or to be filed by HS Resources, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

            (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

            (c) The Company's Current Reports on Form 8-K, as filed with the Commission on January 13, 1999, March 23, 1999, April 9, 1999 and May 13, 1999;

            (d) The description of the Company's Common Stock contained in the Company's Form 10, File No. 000-18886, as filed with the Commission on October 26, 1990;

            (e) The description of the Company's Series A Junior Preferred Stock Purchase Rights contained in the Company's Form 8-A, File No. 1-13152, as filed with the Commission on March 11, 1996 and amended on March 14, 1996.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.          DESCRIPTION OF SECURITIES.

            Not applicable.

5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law ("Delaware Law") permits, subject to certain conditions, a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with the threatened, pending or completed actions, suits and proceedings (other than actions by or in the right of the corporation) in or to which any of such persons is a party or is threatened to be made a party.

            Article 12 of the Company's Amended and Restated Certificate of Incorporation and Article VI, Section 2 of the Company's Third Amended and Restated Bylaws provide that the Company may indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

            The Company currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities that may be incurred by such persons acting in such capacities.

            Pursuant to indemnification agreements, the Company has agreed to indemnify its directors and certain officers against all costs, charges and expenses incurred by reason of being a director or officer of the Company, provided that indemnification is not prohibited in whole or in part under applicable law.

7.          EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

8.          EXHIBITS.

            4.1 HS Resources, Inc. Employee Investment 401(k) and Profit Sharing Plan.

            4.2   Adoption Agreement.

            5.1   Opinion and Consent of Davis, Graham & Stubbs LLP.

            23.1  Consent of Counsel.  See Exhibit 5.1.

            23.2  Consent of Arthur Andersen LLP.

            23.3  Consent of Williamson Petroleum Consultants, Inc.

            23.4  Consent of Netherland, Sewell and Associates, Inc.

            24.1  Powers of Attorney. Included on Signature Page.

9.          UNDERTAKINGS.

            A.  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any additional or changed material information on the plan of distribution, provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            B. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 21st day of June, 1999.

                                    HS RESOURCES, INC.


                                    By:  /s/ Nicholas J. Sutton
                                       -----------------------------------------
                                       Nicholas J. Sutton
                                       Chairman of the Board and Chief Executive
                                       Officer


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Nicholas J. Sutton, P. Michael Highum, James E. Duffy and James M. Piccone, or any of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                       TITLE                         DATE


 /s/ Nicholas J. Sutton         Chairman of the Board and        June 21, 1999
---------------------------     Chief Executive Officer
Nicholas J. Sutton              (Principal Executive Officer)


 /s/ P. Michael Highum           President and Director           June 21, 1999
---------------------------     (Principal Executive Officer)
P. Michael Highum

 /s/ James E. Duffy             Vice President-Finance, Chief    June 21, 1999
---------------------------     Financial Officer and Director
James E. Duffy                  (Principal Financial Officer)


 /s/ Annette M. Montoya         Vice President-Accounting        June 21, 1999
---------------------------     and Administration
Annette M. Montoya              (Principal Accounting Officer)


 /s/ Michael J. Savage          Director                         June 21, 1999
--------------------------
Michael J. Savage


 /s/ Philip B. Smith            Director                         June 21, 1999
--------------------------
Philip B. Smith


     Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 21, 1999.



                                          HS Resources, Inc., Plan Administrator

                                          By:   /s/ Annette M. Montoya
                                             -----------------------------------
                                          Name: Annette M. Montoya
                                          Its:  Vice President-Accounting
                                                and Administration

                                  EXHIBIT INDEX

Exhibit
No.        Description
-------    -----------

4.1        HS Resources, Inc. Employee Investment 401(k) and Profit Sharing
           Plan.

4.2        Adoption Agreement.

5.1        Opinion and Consent of Davis, Graham & Stubbs LLP.

23.1       Consent of Counsel.  See Exhibit 5.1.

23.2       Consent of Arthur Andersen LLP.

23.3       Consent of Williamson Petroleum Consultants, Inc.

23.4       Consent of Netherland, Sewell and Associates, Inc.

24.1       Powers of Attorney.  Included on Signature Page.